Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333- 230955) on Form S-8 and registration statement (No. 333-259304) on Form F-3 of our report dated April 26, 2024, with respect to the consolidated financial statements of CNFinance Holdings Limited, its subsidiaries, and variable interest entities, and the effectiveness of internal control over financial reporting.

/s/ KPMG Huazhen LLP

Guangzhou, China

April 26, 2024